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                                                                       EXHIBIT A

                                   EXHIBIT A
                             JOINT FILING AGREEMENT
     (Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended)

     Each of the undersigned hereby agrees to be included in the filing of the
Schedule 13D dated April 21, 1997 and any subsequent amendments hereto, relating to the shares of Common Stock, par value $.01 per share, of UTI Energy Corp., a Delaware corporation, beneficially owned by each of the undersigned.

April 21, 1997
                                     CANPARTNERS INVESTMENTS IV, LLC
                                     By:   Canpartners Incorporated, its
                                           General Partner


                                         By: /s/ R. Christian B. Evensen
                                            ----------------------------
                                            R. Christian B. Evensen,
                                            President

                                     CANPARTNERS INCORPORATED


                                     By: /s/ R. Christian B. Evensen
                                        ----------------------------
                                        R. Christian B. Evensen,
                                        President


                                    /s/ Mitchell R. Julis
                                    ---------------------------------
                                    MITCHELL R. JULIS


                                    /s/ Joshua S. Friedman
                                    ---------------------------------
                                    JOSHUA S. FRIEDMAN


                                    /s/ R. Christian B. Evensen
                                    ---------------------------------
                                    R. CHRISTIAN B. EVENSEN